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                                                                   EXHIBIT 10.8
   AMENDMENT NO. 2 TO BUSINESS LOAN AGREEMENT

    This Amendment No. 2 (the "Amendment") dated as of July 1, 1996, is between Bank of America NT & SA (the "Bank") and CFI ProServices, Inc. (the "Borrower").

            RECITALS

A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of November 8, 1995, as previously amended (the 'Agreement').

     B. The Bank and the Borrower desire to further amend the Agreement.

     C. The Bank is the successor by merger to Bank of America Oregon.

            AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments.  The Agreement is hereby amended as follows:

     2.1 Paragraph 6.4 of the Agreement, is amended to read in its entirety as follows:

          6.4 Maximum Funded Debt/EBITDA Plus Non-Cash Charges. To maintain a maximum funded debt/EBITDA plus non-cash charges cover ratio of at least the amounts indicated for each date specified below:


                              Date                                 Ratio
                              From September 30, 1996
                              and thereafter                       1.50:1.0

          'Funded Debt' is defined as the sum of total bank debt outstanding plus debts classified as notes payable and other long term liabilities, measured as of the fiscal quarter then ended.

          'EBITDA' is defined as the sum of net income before taxes and dividends plus interest, plus depreciation, amortization and other non-cash charges. This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters.
          Borrower shall have a period of ninety (90) days to cure any noncompliance with this covenant.

3. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

               This Amendment is executed as of the date stated at the beginning of this Amendment.




          Bank of America NT & SA                  CFI ProServices, Inc.